American Century Mutual Funds, Inc.
AMENDMENT NO. 5 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 5 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 10th day of April, 2017, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended effective as of September 30, 2011, July 26, 2013, August 1, 2014, and December 1, 2016 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the liquidation of the Focused Growth Fund, effective October 21, 2016;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the Institutional Class of Common stock to I Class for the series of shares titled Ultra Fund, Heritage Fund, All Cap Growth Fund, New Opportunities Fund, Growth Fund, Select Fund, Small Cap Growth Fund, Adaptive Equity Fund, Balanced Fund, Capital Value Fund, and Sustainable Equity Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new R5 Class for the series of shares titled Ultra Fund, Heritage Fund, Growth Fund, Select Fund, Small Cap Growth Fund, Balanced Fund, and Sustainable Equity Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new Y Class for the series of shares titled Ultra Fund, Heritage Fund, Growth Fund, Select Fund, Small Cap Growth Fund, and Sustainable Equity Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

American Century Mutual Funds, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Mutual Funds, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Mutual Funds, Inc.

Schedule A
Fee Schedules

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	I	A	C	R	R6	R5	Y
Ultra Fund	First $4 billion	0.990%	0.790%	0.990%	0.990%	0.990%	0.640%	0.790%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	0.970%	0.970%	0.620%	0.770%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	0.950%	0.950%	0.600%	0.750%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	0.930%	0.580%	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	0.910%	0.560%	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	0.890%	0.540%	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.800%	0.450%	0.600%	0.450%
Heritage Fund	All Assets	1.000%	0.800%	1.000%	1.000%	1.000%	0.650%	0.800%	0.650%
All Cap Growth Fund	All Assets	1.000%	0.800%	1.000%	1.000%	1.000%	n/a	n/a	n/a
New Opportunities Fund	First $250 million	1.500%	1.300%	1.500%	1.500%	1.500%	n/a	n/a	n/a
	Next $250 million	1.250%	1.050%	1.250%	1.250%	1.250%	n/a	n/a	n/a
	Next $250 million	1.150%	0.950%	1.150%	1.150%	1.150%	n/a	n/a	n/a
	Over $750 million	1.100%	0.900%	1.100%	1.100%	1.100%	n/a	n/a	n/a
Growth Fund	First $4 billion	0.990%	0.790%	0.990%	0.990%	0.990%	0.640%	0.790%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	0.970%	0.970%	0.620%	0.770%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	0.950%	0.950%	0.600%	0.750%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	0.930%	0.580%	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	0.910%	0.560%	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	0.890%	0.540%	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.800%	0.450%	0.600%	0.450%

A-1

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	I	A	C	R	R6	R5	Y
Select Fund	First $4 billion	0.99%	0.79%	0.99%	0.99%	0.99%	0.64%	0.79%	0.64%
	Next $4 billion	0.97%	0.77%	0.97%	0.97%	0.97%	0.62%	0.77%	0.62%
	Next $4 billion	0.95%	0.75%	0.95%	0.95%	0.95%	0.6%	0.75%	0.6%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	0.930%	0.580%	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	0.910%	0.560%	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	0.890%	0.540%	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.800%	0.450%	0.600%	0.450%
Small Cap Growth Fund	First $250 million	1.500%	1.300%	1.500%	1.500%	1.500%	1.150%	1.300%	1.150%
	Next $250 million	1.250%	1.050%	1.250%	1.250%	1.250%	0.900%	1.050%	0.900%
	Next $250 million	1.150%	0.950%	1.150%	1.150%	1.150%	0.800%	0.950%	0.800%
	Over $750 million	1.100%	0.900%	1.100%	1.100%	1.100%	0.750%	0.900%	0.750%
Adaptive Equity Fund	First $500 million	1.250%	1.050%	1.250%	n/a	1.250%	0.900%	n/a	n/a
(f/k/a Veedot Fund)	Next $500 million	1.100%	0.900%	1.100%	n/a	1.100%	0.750%	n/a	n/a
	Over $1 billion	1.000%	0.800%	1.000%	n/a	1.000%	0.650%	n/a	n/a
Balanced Fund	First $1 billion	0.900%	0.700%	n/a	n/a	n/a	n/a	0.700%	n/a
	Over $1 billion	0.800%	0.600%	n/a	n/a	n/a	n/a	0.600%	n/a
Capital Value Fund	First $500 million	1.100%	0.900%	1.100%	n/a	n/a	n/a	n/a	n/a
	Next $500 million	1.000%	0.800%	1.000%	n/a	n/a	n/a	n/a	n/a
	Over $1 billion	0.900%	0.700%	0.900%	n/a	n/a	n/a	n/a	n/a

A-2

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	I	A	C	R	R6	R5	Y
Sustainable Equity Fund	First $4 billion	0.990%	0.790%	0.990%	0.990%	0.990%	n/a	0.790%	0.640%
(f/k/a Fundamental Equity Fund)	Next $4 billion	0.970%	0.770%	0.970%	0.970%	0.970%	n/a	0.770%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	0.950%	0.950%	n/a	0.750%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	0.930%	n/a	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	0.910%	n/a	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	0.890%	n/a	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.800%	n/a	0.600%	0.450%

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	Institu-tional	A	C	R	R6	R5	Y
NT Growth Fund	First $4 billion	n/a	0.790%	n/a	n/a	n/a	0.640%	n/a	n/a
	Next $4 billion	n/a	0.770%	n/a	n/a	n/a	0.620%	n/a	n/a
	Next $4 billion	n/a	0.750%	n/a	n/a	n/a	0.600%	n/a	n/a
	Next $4 billion	n/a	0.730%	n/a	n/a	n/a	0.580%	n/a	n/a
	Next $4 billion	n/a	0.710%	n/a	n/a	n/a	0.560%	n/a	n/a
	Next $5 billion	n/a	0.690%	n/a	n/a	n/a	0.540%	n/a	n/a
	Over $25 billion	n/a	0.600%	n/a	n/a	n/a	0.450%	n/a	n/a
NT Heritage Fund	All Assets	n/a	0.800%	n/a	n/a	n/a	0.650%	n/a	n/a

A-3